Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

MICHAEL KENT, Individually and On Behalf	)
of All Others Similarly Situated,	)
)
Plaintiff,	)	Case No. _______________
)
v.	)	CLASS ACTION
)
THE NAVIGATORS GROUP, INC., SAUL L.	)	JURY TRIAL DEMANDED
BASCH, TERENCE N. DEEKS, STANLEY A.	)
GALANSKI, MERYL D. HARTZBAND,	)
GEOFFREY E. JOHNSON, ROBERT V.	)
MENDELSOHN, DAVID M. PLATTER,	)
PATRICIA H. ROBERTS, JANICE C.	)
TOMLINSON, and MARC M. TRACT,	)
)
Defendants.	)

COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

Plaintiff, by his undersigned attorneys, for this complaint against defendants, alleges upon personal knowledge with respect to himself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This action stems from a proposed transaction announced on August 22, 2018 (the “Proposed Transaction”), pursuant to which The Navigators Group, Inc. (“Navigators” or the “Company”) will be acquired by The Hartford Financial Services Group, Inc. and Renato Acquisition Co. (together, “Hartford”).

2. On August 22, 2018, Navigators’ Board of Directors (the “Board” or “Individual Defendants”) caused the Company to enter into an agreement and plan of merger (the “Merger Agreement”) with Hartford. Pursuant to the terms of the Merger Agreement, if the Proposed Transaction is approved by Navigators’ shareholders and completed, Navigators’ stockholders will receive $70.00 in cash for each share of the Navigators common stock they hold.

3. On October 12, 2018, defendants filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the Proposed Transaction.

4. The Proxy Statement, which scheduled a stockholder vote on the Proposed Transaction for November 16, 2018, omits material information with respect to the Proposed Transaction, which renders the Proxy Statement false and misleading. Accordingly, plaintiff alleges herein that defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) in connection with the Proxy Statement.

JURISDICTION AND VENUE

5. This Court has jurisdiction over all claims asserted herein pursuant to Section 27 of the 1934 Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the 1934 Act and Rule 14a-9.

6. This Court has jurisdiction over defendants because each defendant is either a corporation that conducts business in and maintains operations within this District, or is an individual with sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice.

7. Venue is proper under 28 U.S.C. § 1391 because a substantial portion of the transactions and wrongs complained of herein occurred in this District.

PARTIES

8. Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Navigators common stock.

9. Defendant Navigators is a Delaware corporation and maintains its principal executive offices at 400 Atlantic Street, 8th Floor, Stamford, Connecticut 06091. Navigators’ common stock is traded on the NasdaqGS under the ticker symbol “NAVG.” Navigators is a party to the Merger Agreement.

10. Defendant Saul L. Basch is a director of Navigators.

11. Defendant Terence N. Deeks is a director of Navigators.

12. Defendant Stanley A. Galanski is President, Chief Executive Officer (“CEO”), and a director of Navigators.

13. Defendant Meryl D. Hartzband is a director of Navigators.

14. Defendant Geoffrey E. Johnson is a director of Navigators.

15. Defendant Robert V. Mendelson is a director of Navigators.

16. Defendant David M. Platter is a director of Navigators.

17. Defendant Patricia H. Roberts is a director of Navigators.

18. Defendant Janice C. Tomlinson is a director of Navigators.

19. Defendant Marc M. Tract is a director of Navigators.

20. The defendants identified in paragraphs 10 through 19 are collectively referred to herein as the “Individual Defendants.”

CLASS ACTION ALLEGATIONS

21. Plaintiff brings this action as a class action on behalf of himself and the other public stockholders of Navigators (the “Class”). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant.

22. This action is properly maintainable as a class action.

23. The Class is so numerous that joinder of all members is impracticable. As of August 14, 2018, there were 29,766,719 shares of Navigators common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the country.

24. Questions of law and fact are common to the Class, including, among others, whether defendants violated the 1934 Act and whether defendants will irreparably harm plaintiff and the other members of the Class if defendants’ conduct complained of herein continues.

25. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

26. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to the adjudications or would substantially impair or impede those non-party Class members’ ability to protect their interests.

27. Defendants have acted, or refused to act, on grounds generally applicable to the Class as a whole, and are causing injury to the entire Class. Therefore, final injunctive relief on behalf of the Class is appropriate.

SUBSTANTIVE ALLEGATIONS

Background of the Company and the Proposed Transaction

28. Navigators is a global specialty insurance holding company.

29. The Company provides customized insurance solutions designed to protect clients from complex risks.

30. The Company serves the following industries: maritime, construction, energy, environmental, professional services, and life sciences.

31. Navigators has offices in the United States, the United Kingdom, Continental Europe, and Asia.

32. On August 22, 2018, Navigators’ Board caused the Company to enter into the Merger Agreement with Hartford.

33. Pursuant to the terms of the Merger Agreement, if the Proposed Transaction is approved by Navigators’ shareholders and completed, Navigators’ stockholders will receive $70.00 in cash for each share of the Navigators common stock they hold.

34. According to the press release announcing the Proposed Transaction:

The Navigators Group, Inc. (NASDAQ:NAVG) today announced that it has entered into a definitive agreement to be acquired by The Hartford Financial Services Group, Inc. (NYSE: HIG) in an all-cash transaction that values Navigators at approximately $2.1 billion.

Under the terms of the agreement, Navigators stockholders will receive $70.00 per share in cash upon the closing of the transaction. The $70.00 per share offer price represents a multiple of 1.78 times Navigators’ fully diluted tangible book value per share as of June 30, 2018 and an 18.6% premium to the 90-trading-day average stock price. . . .

The transaction, which was unanimously approved by Navigators’ Board of Directors, is subject to regulatory and stockholder approvals and other customary closing conditions, and is expected to close in the first half of 2019. Navigators expects to continue paying regular quarterly dividends consistent with past practice prior to closing. Completion of the transaction is not subject to any financing conditions.

Navigators’ founder, and shares controlled by other members of his family, which represent approximately 20% of total shares outstanding, have agreed to vote in support of Navigators’ transaction with The Hartford.

The Proxy Statement Omits Material Information, Rendering It False and Misleading

35. Defendants filed the Proxy Statement with the SEC in connection with the Proposed Transaction. As set forth below, the Proxy Statement omits material information with respect to the Proposed Transaction.

36. First, the Proxy Statement omits material information regarding the analyses performed by the Company’s financial advisors in connection with the Proposed Transaction, Goldman Sachs & Co. LLC (“Goldman”) and Moelis & Company LLC (“Moelis”).

37. With respect to Goldman’s Illustrative Discounted Dividend Analysis, the Proxy Statement fails to disclose: (i) the specific inputs and assumptions underlying the range of discount rates from 8.9% to 10.0%; (ii) the range of illustrative terminal values for the Company; (iii) projected net operating income, including the “2022 Net Operating Income”; and (iv) the total number of fully diluted shares of Company common stock outstanding.

38. With respect to Goldman’s Illustrative Present Value of Future Stock Price Analysis, the Proxy Statement fails to disclose: (i) the total number of fully diluted shares of Company common stock outstanding; and (ii) the specific inputs and assumptions underlying the discount rate of 9.7%.

39. With respect to Goldman’s Premia Paid Analysis, the Proxy Statement fails to disclose the transactions observed by Goldman in the analysis as well as the premiums paid in such transactions.

40. With respect to Moelis’s Dividend Discount Analysis, the Proxy Statement fails to disclose: (i) the specific inputs and assumptions underlying the discount rates ranging from 9.0% to 11.0%; (ii) the cash flow generated in excess of projected dividends during the projection period; and (iii) the terminal value at the end of the forecast period.

41. When a banker’s endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses must also be fairly disclosed.

42. Second, the Proxy Statement omits material information regarding potential conflicts of interest of Goldman and Moelis.

43. For example, the Proxy Statement fails to disclose whether Moelis has provided past services to any party to the Merger Agreement or such party’s affiliates, as well as the timing and nature of such services and the amount of compensation received for such services.

44. The Proxy Statement also fails to disclose the reasons all of Goldman’s fee is contingent upon consummation of the Proposed Transaction, while only approximately 40% of Moelis’s fee is contingent upon consummation of the Proposed Transaction.

45. Full disclosure of investment banker compensation and all potential conflicts is required due to the central role played by investment banks in the evaluation, exploration, selection, and implementation of strategic alternatives.

46. Third, the Proxy Statement fails to disclose whether the Company entered into any confidentiality agreements that contained standstill and/or “don’t ask, don’t waive” provisions that are or were preventing the counterparties from submitting superior offers to acquire the Company, including the confidentiality agreement executed by “Party A.”

47. Without this information, stockholders may have the mistaken belief that, if these potentially interested parties wished to come forward with a superior offer, they are or were permitted to do so, when in fact they are or were contractually prohibited from doing so.

48. The Proxy Statement further fails to disclose whether the Company entered into any confidentiality agreements during the “go-shop” period.

49. The omission of the above-referenced material information renders the Proxy Statement false and misleading, including, inter alia, the following sections of the Proxy Statement: (i) Background of the Merger; (ii) Recommendation of the Board; (iii) Reasons for Recommending the Adoption of the Merger Agreement; (iv) Forward-Looking Financial Information; and (v) Opinions of Our Financial Advisors.

50. The omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s stockholders.

COUNT I

Claim for Violation of Section 14(a) of the 1934 Act and Rule 14a-9 Promulgated

Thereunder Against the Individual Defendants and Navigators

51. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

52. The Individual Defendants disseminated the false and misleading Proxy Statement, which contained statements that, in violation of Section 14(a) of the 1934 Act and Rule 14a-9, in light of the circumstances under which they were made, omitted to state material facts necessary to make the statements therein not materially false or misleading. Navigators is liable as the issuer of these statements.

53. The Proxy Statement was prepared, reviewed, and/or disseminated by the Individual Defendants. By virtue of their positions within the Company, the Individual Defendants were aware of this information and their duty to disclose this information in the Proxy Statement.

54. The Individual Defendants were at least negligent in filing the Proxy Statement with these materially false and misleading statements.

55. The omissions and false and misleading statements in the Proxy Statement are material in that a reasonable stockholder will consider them important in deciding how to vote on the Proposed Transaction. In addition, a reasonable investor will view a full and accurate disclosure as significantly altering the total mix of information made available in the Proxy Statement and in other information reasonably available to stockholders.

56. The Proxy Statement is an essential link in causing plaintiff and the Company’s stockholders to approve the Proposed Transaction.

57. By reason of the foregoing, defendants violated Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder.

58. Because of the false and misleading statements in the Proxy Statement, plaintiff and the Class are threatened with irreparable harm.

COUNT II

Claim for Violation of Section 20(a) of the 1934 Act

Against the Individual Defendants

59. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

60. The Individual Defendants acted as controlling persons of Navigators within the meaning of Section 20(a) of the 1934 Act as alleged herein. By virtue of their positions as officers and/or directors of Navigators and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy Statement, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that plaintiff contends are false and misleading.

61. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy Statement alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause them to be corrected.

62. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control and influence the particular transactions giving rise to the violations as alleged herein, and exercised the same. The Proxy Statement contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in the making of the Proxy Statement.

63. By virtue of the foregoing, the Individual Defendants violated Section 20(a) of the 1934 Act.

64. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) of the 1934 Act and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the 1934 Act. As a direct and proximate result of defendants’ conduct, plaintiff and the Class are threatened with irreparable harm.

PRAYER FOR RELIEF

WHEREFORE, plaintiff prays for judgment and relief as follows:

A. Enjoining defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction;

B. In the event defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C. Directing the Individual Defendants to file a Proxy Statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading;

D. Declaring that defendants violated Sections 14(a) and/or 20(a) of the 1934 Act, as well as Rule 14a-9 promulgated thereunder;

E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff’s attorneys’ and experts’ fees; and

F. Granting such other and further relief as this Court may deem just and proper.

JURY TRIAL DEMAND

Plaintiff hereby demands a trial by jury on all issues so triable.

Dated: October 15, 2018		RIGRODSKY & LONG, P.A.

	By:	/s/ Gina M. Serra
OF COUNSEL:		Brian D. Long (#4347)
Gina M. Serra (#5387)
RM LAW, P.C.		300 Delaware Avenue, Suite 1220
Wilmington, DE 19801
Richard A. Maniskas		Telephone: (302) 295-5310
1055 Westlakes Drive, Suite 300		Facsimile: (302) 654-7530
Berwyn, PA 19312		Email: bdl@rl-legal.com
Telephone: (484) 324-6800		Email: gms@rl-legal.com
Facsimile: (484) 631-1305
Email: rm@maniskas.com		Attorneys for Plaintiff